Exhibit 99.5.1

STANDARD & POOR’S

	Frank A. Ciccotto, Jr. Managing Director Securities Evaluation	Securities Services 55 Water Street - 45th fl. New York, NY 10041 212 438 4417 212 438 7748 frank_ciccotto@standardandpoors.com

January 24, 2005

Hennion & Walsh, Inc.

2001 Route 46, Waterview Plaza

Parsippany, NJ 07054

The Bank of New York

2 Hanson Place, 12th Floor

Brooklyn, New York 11217

Re:	SMART TRUST, 2005 SERIES A

Gentlemen:

We have examined Registration Statement File Nos. 333-122058 for the above mentioned trust. We hereby acknowledge that Standard & Poor’s Securities Evaluations, Inc. a New York corporation is currently acting as the evaluator for the trust. We hereby consent to the use in the Registration Statement of the references to Standard & Poor’s Securities Evaluations, Inc. as evaluator.

You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

Sincerely,

/S/ FRANK A. CICCOTTO
Frank A. Ciccotto
Senior Vice President & General Manager

FAC/gmh

www.standardandpoors.com